Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form F-3 of J and Friends Holdings Limited (the “Company”) of our report dated April 24, 2026 relating to the consolidated financial statements of the Company as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Beijing, the People’s Republic of China

April 27, 2026